HOME DIAGNOSTICS, INC.

Alternate Form of NSO Agreement under 2006 Equity Incentive Plan
For Grants with Extended Exercise Period Following Retirement

[NAME]
[ADDRESS]

Re: Grant of Non-Qualified Stock Option

Dear      :

Home Diagnostics, Inc., a Delaware corporation (the “Company”), is pleased to advise you that, pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), the Company has granted to you (the “Optionee”) an option (the “Option”) to acquire shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as set forth below, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.

The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.

1. Option.

(a) Term. Subject to the terms and conditions set forth herein, the Company hereby grants you (or such other persons as permitted by paragraph 5) an Option to purchase the Option Shares at the exercise price per Option Share set forth on the signature page of this letter agreement (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below. The Option shall expire at the close of business on [DATE]      , 20     (the “Expiration Date”), which is the      anniversary of the date of grant set forth on the signature page of this letter agreement (the “Grant Date”), subject to earlier expiration as provided in paragraph 2(c) below should your employment, directorship or other relationship or arrangement with the Company or a Subsidiary terminate. The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in the Plan.

(b) Payment of Option Price. Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired. Payment of the Option Price shall be made by one or more of the following means:

(i) in cash (including check, bank draft, money order or wire transfer of immediately available funds);

(ii) if permitted by the Company on the date of exercise, by delivery of outstanding             shares of Common Stock owned by you for greater than six months (and not subject to any substantial risk of forfeiture) with a Fair Market Value on the date of exercise equal to the Option Price;

(iii) by means of a broker assisted cashless exercise; or

(iv) by any combination of the foregoing.

2. Exercisability/Vesting and Expiration.

(a) Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested, as indicated by the Vesting Dates of Option Shares set forth on the signature page of this letter agreement.

(b) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

(c) Effect on Vesting and Expiration of Employment Termination. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement) and notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply if your employment with the Company terminates prior to the Option becoming fully vested and/or prior to the Expiration Date:

(i) Termination Other than for Cause, Death, Disability or Retirement. If your employment is terminated by the Company or a Subsidiary for any reason other than Cause, death or Disability or Retirement, or if you voluntarily leave the employ of the Company or a Subsidiary other than as a result of the foregoing reasons, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the ninetieth (90th) day immediately following such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the ninetieth (90th) day immediately following such termination and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(ii) Termination for Cause. If your employment is terminated by the Company or a Subsidiary for Cause, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the thirtieth (30th) day immediately following such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the thirtieth (30th) day immediately following such termination, whether or not then exercisable and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(iii) Termination Due to Death or Disability. If your employment is terminated by the Company or a Subsidiary due to your death or Disability, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until twelve (12) months after such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the first anniversary of the date of such termination, whether or not then exercisable and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(iv) Termination Due to Retirement. If your employment is terminated by the Company or a Subsidiary, or by you, by reason of Retirement, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the Expiration Date and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(d) Effect on Vesting and Expiration of Termination of Directorship or Other Relationship on Non-Employee with the Company or a Subsidiary. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement) and notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply to any Optionee that is not an Employee of the Company or a Subsidiary if such Optionee’s directorship, consultancy or other non-employment relationship or arrangement with the Company or a Subsidiary terminates prior to the Option becoming fully vested and/or prior to the Expiration Date: If your directorship, consultancy or other non-employment relationship or arrangement is terminated by the Company or a Subsidiary or by you for any reason, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until twelve (12) months after such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the first anniversary of the date of such termination, whether or not then exercisable and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(e) Acceleration of Vesting Upon Change in Control. Notwithstanding the vesting schedules set forth in Section 2(a), the signature page hereto or elsewhere in this letter agreement, all of the Options granted hereunder shall become immediately exercisable upon the earlier to occur of (i) the one-year anniversary date of any Change in Control (as defined in the Plan) or (ii) the involuntary termination of employment, directorship, relationship or other arrangement of the Optionee with the Company following any Change in Control.

3. Procedure for Exercise. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement), you may exercise all or any portion of the Option, to the extent it has vested and is exercisable, at any time and from time to time prior to the earlier of the Expiration Date or the date specified in paragraph 2 above, by delivering written notice to the Company in the form attached hereto as Exhibit A, together with payment of the Option Price in accordance with the provisions of paragraph 1(b) above. The Option may not be exercised for a fraction of an Option Share.

4. Withholding of Taxes.

(a) Participant Election. If permitted by the Company, you may elect to deliver shares of Common Stock (or have the Company withhold Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b) Company Requirement. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this letter agreement.

5. Transferability of Option. No Option shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of an Optionee to any party (other than the Company or a Subsidiary), or assigned or transferred by an Optionee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of an Optionee, and any Option that may be exercisable shall be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative, except that Options may be transferred to one or more transferees during the lifetime of the Optionee, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, however, that no such transfer may occur for consideration. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Optionee shall be subject to all terms and conditions of the Plan and any Option document applicable to such Optionee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Unless the context requires otherwise, references herein to you or Optionee are deemed to include any permitted transferee under this paragraph 5.

6. Conformity with Plan. This letter agreement and the Option are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter agreement, you acknowledge your receipt of this letter agreement and the Plan and agree to be bound by all of the terms of this letter agreement and the Plan.

7. Rights of Participants. Nothing in this letter agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this letter agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this letter agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in the Plan.

8. Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment to an outstanding Option would be necessary to prevent dilution or enlargement of Optionee’s rights, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 of the Plan, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Options and (iii) the exercise price, grant price or purchase price relating to any Option; provided that, the fair value of Option immediately prior to the adjustment shall be equal to the fair value of the Option immediately after the adjustment. In addition, the Committee is authorized to make adjustments as provided in Section 10 (c) of the Plan, subject to the same proviso contained in the foregoing sentence.

9. Certain Definitions. For the purposes of this letter agreement, the following terms have the meanings set forth below:

“Cause” (i) has the same meaning given to such term in any employment agreement between the Optionee and the Company or a Subsidiary; (ii) in the absence of a definition of Cause contained in an applicable employment agreement, has the same meaning given to such term in any applicable employee benefit or insurance plan of the Company or Subsidiary covering the Optionee; and (iii) in the absence of any such applicable definition contained in a current employee benefit or insurance plan of the Company or Subsidiary, means the occurrence of one or more of the following events, as determined by the Committee:

(A) commission of (x) a felony or (y) any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(B) conduct that has caused demonstrable and serious injury to the Company of subsidiary, monetary or otherwise; or

(C) willful refusal to perform or substantial disregard of duties properly assigned; or

(D) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

“Director” means a member of the Board of Directors of the Company.

“Disability” (i) has the same meaning given to such term in any employment agreement between the Employee and the Company or a Subsidiary; (ii) in the absence of a definition of Disability contained in an applicable employment agreement, has the same meaning as any definition of Permanent Disability contained in the Company’s long-term disability insurance policy in effect at such time; and (iii) in the absence of any such applicable definition contained in a applicable employment agreement or long-term disability insurance policy of the Company, means that the Employee is unable to perform material and substantial duties of his/her regular occupation due to his/her sickness or injury for a period of thirteen consecutive weeks or 90 days’ in the aggregate in any 12 month period; and he/she is not working at any job during such period. As used herein, “material and substantial duties” means duties that are normally required for the performance of the Employee’s regular occupation; and cannot be reasonably omitted or modified, except that if an Employee is required to work on average in excess of 40 hours per week, this requirement will be deemed met if the Employee is working or has the capacity to work 40 hours per week.

“Employee” means any person, including officers and Directors, employed by the Company or a Subsidiary of the Company; provided, however, that neither service as a Director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

"Option Shares” means (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

“Retirement” or “Retires” means, for purposes of this Agreement, any termination of employment or service of an Employee for any reason, other than any termination of the Employee by the Company or a Subsidiary for Cause, provided that the Employee shall have satisfied the following retirement criteria: (i) the attainment of age 55 and (ii) the sum of the Employee’s age and his or her years of service with the Company or a Subsidiary totals at least 65 years.

“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

Capitalized terms used in this letter agreement without definition shall have the respective meanings ascribed to them in the Plan.

10. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

11. Severability. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement.

12. Counterparts. This letter agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same letter agreement.

13. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS LETTER AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this letter agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address specified in this letter agreement and to the Company at [ADDRESS] Attn: [NAME], or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

16. Entire Agreement. This letter agreement, any written agreement between you and the Company or a Subsidiary to the extent contemplated by paragraph 2(c) hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Option Shares.

* * * * *
Signature Page to Stock Option Award Agreement

Number of Option Shares:
Date of Grant:	[DATE] __, 20__
Exercise Price per Option Share:	$
Vesting Dates of Option Shares:	_______ on [month] __, 20__
_______on [month] __, 20__
_______on [month] __, 20__
Expiration Date of All Option Shares:	[DATE] __, 20 __

Please execute the extra copy of this letter agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this letter agreement.

Very truly yours,

HOME DIAGNOSTICS, INC.

By:

Name:
Title:
Enclosures:	Extra copy of this letter agreement

Copy of the Plan

The undersigned hereby acknowledges having read this letter agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

OPTIONEE

EXHIBIT A

Form of Letter to be Used to Exercise Stock Option

                                   ,               Date

Home Diagnostics, Inc.
[Address] Attention:	[name]

I wish to exercise the stock option granted on [date]     , 20     and evidenced by a Stock Option Award Agreement dated as of that date, to acquire                         shares of Common Stock of Home Diagnostics, Inc., at an Option Price of $    per share, for an aggregate Option Price of $     . In accordance with the provisions of paragraph 1 of the Stock Option Award Agreement, I wish to make payment of the exercise price (please check all that apply):

☐	in cash
☐	if permitted by the Company, by delivery of shares of Common Stock held by me for at least six-months
☐	by means of a broker assisted cashless exercise
☐	by a combination of the foregoing, as more fully described below:
% (or $ ) in cash % (or $ ) by delivery of shares of Common Stock held by me for at least six-months % (or $ ) by means of a broker assisted cashless exercise

Please issue these shares in the following name:

Name
Address
Very truly yours,
Signature
Typed or Printed Name
Social Security Number